Exhibit EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-288195 on Form S-8 of Mid Penn Bancorp, Inc. of our report dated June 27, 2025, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the William Penn Bank 401(k) Retirement Savings Plan for the year ended December 31, 2024.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 27, 2025